Execution Version

AMENDMENT TO CUSTODY AGREEMENT

This Amendment, effective as of December 20, 2017 (the “Amendment”), is entered into by and between each entity identified on Appendix A and each entity which becomes a party to the Agreement (as defined below) in accordance with the terms thereof (in each case, a “Fund” and collectively the “Funds”), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of The Commonwealth of Massachusetts (the “Custodian”).

WHEREAS, the Custodian and the Funds entered into a Master Custody Services Agreement dated as of April 20, 2017 (the “Agreement”); and

WHEREAS, the parties hereto wish to amend the Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	In accordance with Section 29 of the Agreement, the Agreement and its Appendix A (which revised version is attached) are amended to reflect the addition of the following to the Agreement as a Fund:

PFLEXLS I LLC

2.	The Agreement is amended by deleting the first sentence of Section 1 of the Agreement in its entirety and replacing it with the following sentence:

“Each Fund hereby appoints the Custodian as the custodian of securities, cash and other assets owned and/or controlled by such Fund (hereinafter, collectively, the “Fund Assets”).”

3.	Each Fund hereby confirms, as of the date set forth above, its representations and warranties set forth in Section 12.1 of the Agreement.

4.	The Custodian and the Funds hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

5.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

6.

This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

PFLEXLS I LLC
By: PIMCO Flexible Credit Income Fund, its sole member
By: Pacific Investment Management Company LLC, its investment adviser

By: /s/ Peter G. Strelow

Name: Peter G. Strelow

Title: Co-Chief Operating Officer

PIMCO SHORT ASSET PORTFOLIO SUBSIDIARY LLC
By: PIMCO Short Asset Portfolio, its sole member
By: Pacific Investment Management Company LLC, its investment adviser

By: /s/ Peter G. Strelow

Name: Peter G. Strelow

Title: Co-Chief Operating Officer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

APPENDIX A

TO

MASTER CUSTODY SERVICES AGREEMENT

(Updated as of December 20, 2017)

PFLEXLS I LLC

PIMCO Short Asset Portfolio Subsidiary LLC (f/k/a PIMCO ST Floating NAV IV Subsidiary LLC)